EXHIBIT 99.1

Press Release

Albemarle To Realign Finance Team

RICHMOND, Virginia—December 22, 2005—Albemarle Corporation (NYSE: ALB) will realign its finance team, effective January 1, 2006, to deliver enhanced support to the company’s business by creating a chief financial officer position within each of its three main operating segments: Fine Chemicals, Polymer Additives and Catalysts.

William B. Allen, Jr. will serve as CFO - Fine Chemicals, reporting to John Nicols, Vice President - Fine Chemicals, and Rich Diemer, Senior Vice President and CFO of Albemarle. Allen, who has served as corporate controller since September 2003, has held a number of different positions since joining Albemarle in 1994, including finance director for European, Middle East and African operations as well as corporate director of financial analysis and planning. Allen will remain in Baton Rouge, La., in his new position and will have transitional responsibility for the controllership function through the company’s 2005 annual reporting processes.

Steve LeVan will serve as CFO - Polymer Additives, reporting to John Dabkowski, Vice President - Polymer Additives, and Diemer. With over 26 years of experience in the chemical industry, LeVan brings a wealth of knowledge and strategic financial analysis experience to his new position. LeVan joined Albemarle in 2001 as business director of pharmaceuticals and agrichemicals. He then served as global director - pharmaceuticals and, most recently, as director of strategic planning. LeVan will continue to be based out of Baton Rouge.

Leon Maas will serve as CFO - Catalysts, reporting to Ray Hurley, Vice President - Catalysts, and Diemer. Maas, who will remain in Albemarle’s offices in Amersfoort, the Netherlands, joined Albemarle through its acquisition of Akzo Nobel’s refinery catalysts business in 2004. After joining Akzo Nobel in 1983, Maas held a variety of financial assignments prior to his serving as business unit controller for Akzo Nobel Catalysts, beginning in 1997.

Geoff Stanford has been appointed Corporate Controller, reporting to Diemer. Stanford, based in Albemarle’s Baton Rouge offices, recently joined the company as controller, external reporting and consolidation. Prior to joining Albemarle, Stanford served in corporate controller roles for two public companies after leaving public accounting. In addition to his corporate controllership duties at Albemarle, Stanford will provide regional financial coordination for the company’s operations in Europe and Asia.

Albemarle Corporation

330 South Fourth Street

Richmond, Virginia, USA

Tel: +1 804 788 6096

Press Release

“By deploying talented, seasoned professionals into these critical positions within our operating units, we will be able to better communicate and partner with our global businesses and, in turn, with our customers and other stakeholders,” Diemer said.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of bromine, bromine derivatives, and other highly engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; and construction and packaging materials. The Company operates in three business segments—Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries. Learn more about Albemarle at http://www.albemarle.com.

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For more information:

Albemarle Corporation, Ms. Nicole Daniel, Investor Relations, +1 804 788 6096 or nicole.daniel@albemarle.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Albemarle Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K.

Albemarle Corporation

330 South Fourth Street

Richmond, Virginia, USA

Tel: +1 804 788 6096